INFINITY BROADCASTING CORPORATION (THE "COMPANY") IS A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE AND THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND IS OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND THAT CERTAIN AMENDED AND RESTATED STOCK-HOLDERS' AGREEMENT AMONG THE COMPANY AND CERTAIN STOCK-HOLDERS OF THE COMPANY, DATED AS OF FEBRUARY 5, 1992. A COPY OF SUCH STOCKHOLDERS' AGREEMENT IS ON FILE AND AVAIL-ABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

  EXERCISABLE AT ANY TIME SUBJECT TO THE PROVISIONS HEREOF

NO. 7       INFINITY BROADCASTING CORPORATION
                    WARRANT CERTIFICATE

         Warrant Certificate for 2,317,522 Warrants to Purchase 2,317,522 shares of Class C Common Stock of
     Infinity Broadcasting Corporation (the "Company")

          This Warrant Certificate certifies that, for value received, Shearson Lehman Hutton Offshore Investment Partnership Japan L.P. (the "Holder"), is the owner of a warrant, which entitles the Holder to purchase at any time from and after the date hereof and without expiration up to an aggregate of 2,317,522 shares of the Company's Class C Common Stock, par value $.002 per share (the "Class C Common Stock") at the purchase price stated in Section 2.3 hereof (the "Exercise Price"). The number of shares purchasable upon exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as herein provided. In this Warrant Certificate, the securities issuable upon exercise of the Warrants are referred to as the "Warrant Shares".

          The Warrants are subject to the following terms, conditions and provisions:

           SECTION 1.  Registration; Transferability;
Exchange of Warrant Certificate.

          1.1 Registration. The Company shall number and register the Warrants in a register (the "Warrant Register") maintained at the office of the Company (the "Office"). The







Company shall be entitled to treat the Holder of the Warrants as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other person. If at any time there are more than 50 holders of warrants issued pursuant to the Securities Exchange Agreement, dated as of January 28, 1992, among the Company and the Lehman Investors, as defined therein (the Securities Exchange Agreement"), the Company shall appoint a warrant agent to maintain, in New York City, New York, the Warrant Register (including the recordation of transfers and exercises of Warrants). Such a warrant agent shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as warrant agent a combined capital and surplus of at least $10,000,000. Upon such appointment, the warrant agent and the Company may enter into a warrant agency agreement upon customary terms; provided that, other
                                       ________
than with respect to the identity of the entity maintaining the Warrant Register (including the recordation of transfers and exercises of Warrants), such warrant agency agreement shall in no way amend or modify or conflict with the provisions of this Warrant Certificate.

          1.2 Transfer. Subject to compliance with the restrictions on transfer set forth in this Warrant Cer-tificate, the Warrants shall be transferable only on the Warrant Register upon delivery thereof by the Holder or by his duly authorized attorney or representative or accom-panied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified shall be deposited and shall remain with the Company. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Company in its discretion. No transfer of the Warrants or any interest therein other than in compliance with this Section 1.2 shall be made or recorded in the Warrant Register, and any such purported transfer shall be void and of no effect.


          SECTION 2.  Term of Warrant.  Exercise of War-
rants.

          2.1 Term of Warrant. Subject to the terms of this Warrant Certificate, the Holder shall have the right, which may be exercised at any time from the date hereof without expiration to purchase from the Company and to cause the Company to issue and sell to the Holder of the Warrants up to an aggregate of 2,317,522 fully paid and nonassessable Warrant Shares or such other number of Warrant Shares which the Holder may at the time be entitled to purchase in accordance with this Warrant Certificate.

          2.2 Exercise of Warrants. Subject to the terms of this Warrant Certificate, the Warrants evidenced by this Warrant Certificate may be exercised in whole or in part, upon surrender to the Company, at its Office, of this Warrant Certificate, with a Purchase Form substantially in the form attached hereto duly completed and signed, and upon payment to the Company of the Exercise Price. Payment of the aggregate Exercise Price shall be in cash or by check payable to the order of the Company.

          Upon the surrender of this Warrant Certificate, with the Purchase Form duly executed, and payment of the Exercise Price as aforesaid, the Company shall issue and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate or certificates for such number of Warrant Shares so purchased. Such certificate or certificates shall be dated and deemed to have been issued as of the date of the surrender of this Warrant Certificate and payment of the Exercise Price, as aforesaid. The right of purchase represented by this Warrant Certificate shall be exer-cisable, at the election of the Holder, in full at any time or in part from time to time. In the event the Holder shall exercise fewer than all the Warrants evidenced hereby, a new Warrant Certificate shall be issued evidencing the remaining unexercised Warrants.

          2.3 Exercise Price. The price per share at which each Warrant Share shall be purchased upon exercise of each Warrant shall be $0.00267, subject to adjustment pursuant to
Section 6. The aggregate Exercise Price for all Warrant Shares subject to this Warrant Certificate shall be rounded to the next higher $0.01.


          2.4 Restriction on Exercise. (a) Notwithstand-ing anything contained herein to the contrary, the Warrants may not be exercised in full or in part as long as the Company directly or indirectly holds any right, title or interest in any FCC License, provided, however, that this
                             ________  _______
Warrant may be exercised in full or in part when the Company is holding a FCC License if such exercise either
(i) complies with the Communications Act of 1934, as
 _
amended, including, without limitation, the alien ownership and control provisions contained therein and the rules, regulations and policies of the Federal Communications Commission (the "Communications Act and Rules") or (ii) is
                                                    __
exercised in connection with a sale to a person or entity or persons or entities whose ownership of Warrant Shares would not violate the Communications Act and Rules. For purposes of this Warrant Certificate, the term "FCC License" shall mean any license, permit or other authorization issued by the FCC to the Company or any of its subsidiaries necessary to conduct its business or operations. If requested by the Company, the Holder will consider in good faith exercising the Warrants if such exercise would facilitate a transaction contemplated by the Company and would comply with this Sec-tion 2.4; provided that for so long as the Lehman Investors
          ________
(as defined in the Securities Exchange Agreement) continue to hold warrants issued pursuant to the Securities Exchange Agreement, the Lehman Investors shall only be required to consider in good faith exercising such warrants if all (but not less than all) of the Lehman Investors are permitted to exercise their warrants issued pursuant to the Securities Exchange Agreement in compliance with this Section 2.4.

          (b) Notwithstanding anything contained herein to the contrary, the Warrants may not be exercised in full or in part unless the Holder has made any and all filings which are required in connection with such exercise under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, and all applicable waiting periods under such Act with respect to such filing shall have expired or been terminated.

          SECTION 3.  Payment of Taxes.  The Company
covenants and agrees that it will pay when due and payable all documentary, stamp and other similar taxes, if any, which may be payable in respect of the issuance or delivery of the Warrants or of the Warrant Shares purchasable and issuable upon the exercise of the Warrants.


          SECTION 4. Mutilated or Missing Warrants. In the event this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon, in the event of a lost, stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction. In making application for such a substitute Warrant Certificate, the Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

          SECTION 5.  Reservation and Availability of
Warrant Shares; Purchase and Cancellation of Warrants.

          5.1 Reservation of Warrant Shares. (a) The Company shall at all times reserve and keep available free from preemptive rights, out of the aggregate of its autho-rized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligations to issue the Warrant Shares upon exercise of the Warrants, the full number of Warrant Shares deliverable upon the exercise of all the Warrants evidenced by this Warrant Certificate. The Company or, if appointed, the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid (each, a "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Class C Common Stock, as shall be required for such purpose. The Company will keep a copy of this Warrant Certificate on file with each Transfer Agent. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto which are transmitted to the Holder pursuant to Section 6 hereof.

          (b) The Company covenants that all Warrant Shares issuable upon exercise of the Warrants will, upon issuance, be fully paid, nonassessable and free from preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof (other than any liens, charges and security interests to which the Warrants are themselves subject).


          (c) Before taking any action which would cause an adjustment pursuant to Section 6 reducing the Exercise Price, the Company will take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          5.2 Warrant Shares Record Date. Each person in whose name any stock certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on, and such stock certificate shall be dated the date upon which this Warrant Certificate was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made.

          5.3 Cancellation of Warrant. Upon surrender of the Warrant Certificate for exchange, substitution, transfer or exercise, it shall be cancelled by the Company and retired.

          SECTION 6. Adjustment of Number of Warrant Shares and Exercise Price. The number of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as hereinafter described.

          6.1  Mandatory Adjustments.  The number of
securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment as follows:

          (a)  In case the Company shall (i) declare or pay
                                          _
     a dividend on any class of its outstanding common stock in shares of common stock or make a distribution to holders of its outstanding common stock in shares of common stock, (ii) subdivide any class of its
                    __
     outstanding common stock into a greater number of shares of common stock, (iii) combine any class of its
                              ___
     outstanding common stock into a smaller number of shares of common stock or (iv) issue by reclassifica-
                                __
     tion of any class of its shares of common stock other securities of the Company (including any such reclas-sification in connection with a consolidation, merger or other business combination in which the Company is the surviving corporation), the number and kind of Warrant Shares purchasable and issuable upon exercise

     of the Warrants shall be adjusted so that the Holder, upon exercise thereof, shall be entitled to receive the number and kind of Warrant Shares and other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had the Warrants been exercised and the relevant Warrant Shares issued in the name of the Holder immediately prior to the happening of such event or, if applicable, any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively whenever such an issuance is made.

          (b) In case the Company shall distribute to all holders of its outstanding common stock evidences of indebtedness of the Company, cash (including cash dividends payable out of consolidated earnings or earned surplus) or assets or securities other than its common stock (including stock of a subsidiary or securities convertible into or exercisable for such stock but excluding dividends or distributions referred to in Section 6.1(a) above or Section 6.1(c) below) (any such evidences of indebtedness, assets or securities, the "assets or securities"), then, in each case, the Exercise Price shall be adjusted by subtracting from the Exercise Price then in effect the value (as determined in accordance with Section 6.2(b)) of the assets or securities that the Holder would have been entitled to receive as a result of such distribution had the Warrant been exercised and the relevant Warrant Shares issued in the name of the Holder immediately prior to the record date for such distribution; provided that if, after giving effect to
                   ________
     such adjustment, the Exercise Price would be less than the then par value of the Common Stock, the Company shall distribute such assets or securities to the Holder as if the Holder had exercised the Warrants and the Warrant Shares had been issued in the name of the Holder immediately prior to the record date for such distribution. Any adjustment required by this Sec-tion 6.1(b) shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.


          (c) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one tenth of one percent (.10%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which
              ________  _______
     by reason of this Section 6.1(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share. No adjustment need be made for a change in the par value of the Warrant Shares.

          (d) Whenever the number of Warrant Shares is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

          6.2 Notice of Adjustment. (a) No action which results in any adjustment of the number of Warrant Shares purchasable upon the exercise of the Warrants or the Exercise Price of such Warrants, as herein provided, shall be undertaken by the Company unless the Company shall give to the Holder the greater of 10 business days notice and the number of days notice required to be given to stockholders with respect to such action or such adjustment prior to effecting such action and a certificate of the Chief Financial Officer of the Company, setting forth in reasonable detail (i) the number of Warrant Shares pur-
                   _
chasable upon the exercise of the Warrants and the Exercise Price of the Warrants after such adjustment, (ii) a brief
                                              __
statement of the facts requiring such adjustment and
(iii) the computation by which such adjustment was made.
 ___

          (b) If any adjustment is required to be made pursuant to Section 6.1(b) (unless the proviso to the first
                                       _______
sentence of that Section is applicable to the action), the Company and the Holder shall negotiate in good faith toward agreeing upon the necessary adjustment. If no agreement can be reached within 14 days from the date of receipt by the Holder of such notice, the Company and the holders of a majority of the warrants issued pursuant to the Stock


Purchase Agreement and the Securities Purchase Agreement shall appoint within 21 days from the date of such receipt a mutually acceptable independent investment banking firm to determine the necessary adjustment. Such firm shall make the necessary determination which shall be binding absent actual fraud or manifest error. One-half of the fees of such firm for making such determination and any related reimbursable expenses shall be paid by each of such holders and the Company.

          6.3 Preservation of Purchase Rights Upon Merger, Consolidation, etc. (a) In the event of any merger, consolidation or other acquisition or business combination in which the Company is not the surviving corporation or in which all of the outstanding common stock of the Company is converted into, acquired or exchanged for securities, cash or property or in the event of the sale or other disposition of all or substantially all the assets of the Company, the successor, parent or purchasing person, as the case may be, shall deliver to the Holder an undertaking that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of securities, cash and property which the Holder would have owned or have been entitled to receive upon the happening of such merger, consolidation, acquisition, business combination or sale had each Warrant been exercised and the relevant Warrant Shares issued in the name of the Holder immediately prior to the relevant record date, if any, or the occurrence of such merger, consolidation, acquisition, business combination or sale. Such undertaking shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The Company will not effect any transaction of the type referred to in this Section 6.4 unless the suc-cessor or purchasing person delivers such undertaking. The provisions of this Section 6.4 shall similarly apply to successive mergers, consolidations, business combinations and sales or transfers.

          (b) Upon any liquidation, dissolution or winding up of the Company, the Holder shall receive such cash or property (less the Exercise Price) which the Holder would have been entitled to receive upon the happening of such liquidation, dissolution or winding up had the Warrants been exercised and the Warrant Shares issued immediately prior to the occurrence of such liquidation, dissolution or winding up.


          6.4 Statement on the Warrant. Irrespective of any adjustments in the number or kind of securities pur-chasable upon the exercise of the Warrant or the Exercise Price, any Warrant Certificate theretofore or thereafter issued may continue to express the same price and number and any kind of shares as are stated in this Warrant Certificate.

          SECTION 7.  Fractional Interests.  The Company
shall not be required to issue fractional securities on the exercise of Warrants. If any fraction of a security would be issuable on the exercise of Warrants, the Company shall pay to the Holder of such Warrants an amount in cash equal to the fair market value of such fraction.

          SECTION 8. Registration. The Holder shall, from time to time, have the rights, if any, with respect to registration of Warrant Shares as are set forth in the Stockholders' Agreement among the Company and certain stockholders of the Company, dated as of September 10, 1990.

          SECTION 9. No Rights as a Stockholder; Notices to Holder. Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders of the Company for the election of the directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

          (a)  the Company shall declare any dividend
     payable in cash or in any securities upon its shares of common stock or make any distribution to the holders of its shares of common stock;

          (b) the Company shall offer to all holders of its shares of common stock any additional shares of common stock or securities convertible into or exchangeable for shares of common stock or any right to subscribe for or purchase any thereof;

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a con-solidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed; or


          (d) any consolidation or merger to which the Company is a party and for which approval of the holders of common stock is required, or of the con-veyance or transfer of all or substantially all assets of the Company as, or substantially as, an entirety, or of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrant (other than a change in par value to no par value, or from no par value to par value) or as a result of a subdivision or combination, then in any one or more of said events, the Company shall give to the Holder the greater of 10 business days' written notice and the number of days written notice required to be given to stockholders with respect to such action prior to the applicable record date hereinafter specified, stating
(i) the date as of which the holders of record of shares of
 _
common stock to be entitled to receive any such dividends, rights or warrants are to be determined or (ii) the date on
                                            __
which any such dissolution, liquidation, winding up, consolidation, merger, conveyance or transfer is expected to become effective and the date as of which it is expected that holders of record of shares of common stock shall be entitled to exchange their shares of common stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. Failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation, winding up, consolidation, merger, conveyance, transfer or reclassification.

          SECTION 10. Identity of Transfer Agent. Forth-with upon the appointment of any Transfer Agent for the common stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrant, the Company shall promptly notify the Holder of the name and address of such Transfer Agent.

          SECTION 11.  Notices.  Any notice, except as
provided in Section 9 of this Warrant Certificate, or demand authorized by this Warrant Certificate to be given by the Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed by overnight courier, or otherwise delivered, to the Company, at 600 Madison Avenue, New York, New York 10022,

attention of Chief Executive Officer, with a copy to Richard
D. Bohm, Esq., Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022. The Company may change the address to which notices to it are to be delivered or mailed hereunder by notice to the Holder.

          Any notice pursuant to this Warrant Certificate by the Company to the Holder shall be in writing and shall be mailed by overnight courier or otherwise delivered, to the Holder at c/o Shearson Lehman Hutton Holdings Inc., World Financial Center, American Express Tower, 200 Vesey Street, New York, New York 10285, attention of James L. Singleton, with a copy to David B. Chapnick, Esq., Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017.

          Notices delivered personally shall be effective at the time delivered by hand, notices sent by mail shall be effective when received, notices sent by facsimile transmission shall be effective when confirmed and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier.

          SECTION 12.  Supplements and Amendments.  The
Warrant Certificate may not be supplemented, amended or otherwise modified without the prior written consent of the Holder.

          SECTION 13.  Successors.  All the covenants and
provisions of this Warrant Certificate by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

          SECTION 14.  Applicable Law.  This Warrant
Certificate and the Warrants evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws. The Company and the Holder agree to submit to the non-exclusive jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Warrant Certificate and the Warrants evidenced hereby.

          SECTION 15. Benefits of this Warrant Certificate. Nothing in this Warrant Certificate shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant Certificate; and this Warrant Certificate shall

be for the sole and exclusive benefit of this Company and the Holder.

          SECTION 16.  Captions.  The captions of the
Sections and paragraphs of this Warrant Certificate have been inserted for convenience only and shall have no substantive effect.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed this 14th day of December, 1993.

                              INFINITY BROADCASTING CORPORATION



                              By: /s/ Mel Karmazin
                                 _____________________________
                                 Mel Karmazin
                                 President and Chief Executive
                                   Officer



Attest:


By: /s/ Farid Suleman
   ___________________
   Farid Suleman
   Assistant Secretary


                       PURCHASE FORM
         (To be executed upon exercise of Warrants)


          The undersigned hereby irrevocably elects to exercise the right, represented by the attached Warrant Certificate (the "Certificate"), to purchase ____________ shares of Class C Common Stock as provided for in the Certificate and herewith tenders in payment for such shares of Class C Common Stock payment of the purchase price in full in the form of cash or a check payable to the order of Infinity Broadcasting Corporation in the amount of $_______, all in accordance with the terms of the Certificate. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _______________ whose address is _______________ and that such certificate shall be delivered to _______________ at the following address: ______________. If said number of shares of Class C Common Stock is less than all of the shares of Class C Common Stock purchasable under the Certificate, the undersigned requests that a new Warrant Certificate representing the right to purchase the remaining balance of the shares of Class C Common Stock be registered in the name of _______________ whose address is ____________________ and that such certificate shall be delivered to _______________ whose address is ____________________.


Dated:


                              [HOLDER]


                              By:__________________________
                                 Name:
                                 Title:




                         ASSIGNMENT
            (To be executed only upon assignment
                of the Warrant Certificate)


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ (Name and Address of Assignee Must Be Printed or Typewritten) the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.


Dated:


                              ______________________________
                              Signature of Registered Holder




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